                                                                    EXHIBIT 99.1

                    REPORT OF INDEPENDENT PUBLIC ACCOUNTANTS

To Snyder Communications

We have audited in accordance with generally accepted auditing standards, the combined financial statements of Snyder Communications (as defined in Note 1 of the combined financial statements) included in this registration statement, and have issued our report thereon dated July 1, 1996. Our audit was made for the purpose of forming an opinion on the basic financial statements taken as a whole. Schedule II -- Allowance for Doubtful Accounts is the responsibility of the Company's management and is presented for purposes of complying with the Securities and Exchange Commission's rules and is not part of the basic financial statements. This schedule has been subjected to the auditing procedures applied in the audit of the basic financial statements and, in our opinion, fairly states in all material respects the financial data required to be set forth therein in relation to the basic financial statements taken as a whole.

                                          ARTHUR ANDERSEN LLP

Washington, DC
July 1, 1996